 Exhibit 4.8
                                                                                                                                          EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (“First Supplemental Indenture”) is made this 1st day of December, 2009, among HEALTHSOUTH CORPORATION, a Delaware corporation (the “Company”), the SUBSIDIARY GUARANTORS (as defined in the Indenture) party hereto and THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK (the “Trustee”).

WHEREAS, the Company has issued its Floating Rate Senior Notes due 2014 in the original aggregate principal amount of $375,000,000 (herein the “Notes”).

WHEREAS, the Notes were issued under the Indenture dated as of June 14, 2006 among the Company, the Subsidiary Guarantors and the Trustee (the “Indenture”).

WHEREAS, pursuant to its offer to purchase and consent solicitation statement dated November 16, 2009, (the “Offer to Purchase”) the Company commenced a tender offer for any and all of the outstanding Notes (the “Tender Offer”) and solicited the consents of the holders of the Notes to the Proposed Amendments (the “Consent Solicitation”).

WHEREAS, the approval of the holders of at least a majority in aggregate principal amount of the Notes outstanding (not including any Notes owned by the Company or any subsidiary guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any subsidiary guarantor) is sufficient to amend the terms of the Indenture as set forth herein.

WHEREAS, having received the approval of the holders of at least a majority in aggregate principal amount of the Notes outstanding (not including any Notes owned by the Company or any subsidiary guarantor, or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any subsidiary guarantor) pursuant to Section 9.02 of the Indenture, the Company and the Trustee desire to amend the Indenture, as provided hereinafter.

WHEREAS, all things necessary to make this First Supplemental Indenture the legal, valid and binding obligation of the Company, upon its execution hereof, have been done.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this First Supplemental Indenture, the parties agree as follows for the benefit of each other and for the equal and ratable benefit of the Holders of the Notes:

1. Amendment of Section 3.03. Section 3.03 (Notice of Redemption) is hereby amended as follows: the number “30” in the first sentence of such Section shall be deleted and replaced with the number “5.”

2. Deletion of Certain Provisions. Each of Sections 4.02 (SEC Reports), 4.03 (Limitation on Indebtedness), 4.04 (Limitation on Restricted Payments), 4.05 (Limitation on Restrictions on Distributions from Restricted Subsidiaries), 4.06 (Limitation on Sales of Assets and Subsidiary Stock), 4.07 (Limitation on Transactions with Affiliates), 4.08 (Change of Control), 4.09 (Limitation of Liens), 4.10 (Limitation on Sale/Leaseback Transactions), 4.11 (Future Guarantors), 4.12 (Compliance Certificate), Clauses (a)(2), (a)(3) and (b)(2) of 5.01 (When Company May Merge or Transfer Assets), and Clauses (4), (5) and (8) of 6.01 (Events of Default) of the Indenture is hereby deleted in its entirety and replaced with “Intentionally Omitted.”  All references in the Indenture to such sections shall also be deleted in their entirety.

3. Deletion of Certain Definitions. All definitions set forth in Section 1.01 and Section 1.02 of the Indenture that relate to defined terms used solely in sections deleted by this Supplemental Indenture are hereby deleted in their entirety.

4. Amendment of the Notes. Any corresponding provisions reflected in the Notes shall also be deemed amended in conformity herewith.

Exhibit 4.8

5. Effectiveness of Amendments. This First Supplemental Indenture shall be effective upon execution hereof by the Company and the Trustee; provided, however, that the amendments to the Indenture set forth in Sections 1 through 4 of this First Supplemental Indenture shall not become operative until the first Payment Date (as defined in the Offer to Purchase). If the Tender Offer is terminated, withdrawn or otherwise not consummated prior to acceptance of the Notes, this First Supplemental Indenture shall automatically become null and void ab initio.

6. Terms Defined in the Indenture. All capitalized terms used in this First Supplemental Indenture and not defined herein shall have the meanings assigned to them in the Indenture.

7. Interpretation; Severability; Headings. Upon the execution and delivery of this First Supplemental Indenture, the Indenture shall be modified and amended in accordance with this First Supplemental Indenture, and all the terms and conditions of both shall be read together as though they constitute one instrument, except that, in case of conflict, the provisions of this First Supplemental Indenture will control.  The Indenture, as modified and amended by this First Supplemental Indenture, is hereby ratified and confirmed in all respects and shall bind every Holder of Notes.  In case of conflict between the terms and conditions contained in the Notes and those contained in the Indenture, as modified and amended by this First Supplemental Indenture, the provisions of the Indenture, as modified by this First Supplemental Indenture, shall control.  In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.  The Section headings in this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

8. Conflicts with Trust Indenture Act. If any provision of this First Supplemental Indenture limits, qualifies or conflicts with any provision of the Trust Indenture Act that is required under the Trust Indenture Act to be part of and govern any provision of this First Supplemental Indenture, the provision of the Trust Indenture Act shall control.  If any provision of this First Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the provision of the Trust Indenture Act shall be deemed to apply to the Indenture as so modified or to be excluded by this First Supplemental Indenture, as the case may be.

9. Successor; Benefits of First Supplemental Indenture, etc. All agreements of the Company in this First Supplemental Indenture shall bind its successors.  Nothing in this First Supplemental Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder and the Holders of Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

10. Certain Duties and Responsibilities of the Trustee; Trustee Not Responsible for Recitals. In entering into this First Supplemental Indenture, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee, whether or not elsewhere herein so provided.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the recitals contained herein, all of which recitals are made solely by the Company.  The Trustee makes no representations and shall not be responsible or accountable as to the validity, execution or sufficiency of this First Supplemental Indenture.

11. Governing Law. This First Supplemental Indenture shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

12. Execution in Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

[Signature Page Follows]

Exhibit 4.8

IN WITNESS WHEREOF, this First Supplemental Indenture has been executed by a duly authorized officer of the Company and the Trustee as of the date first written above.

HEALTHSOUTH CORPORATION

By:  /s/ Jay Grinney
Name:  Jay Grinney
Title:    President and CEO

SUBSIDIARY GUARANTORS

Advantage Health Harmarville Rehabilitation Corporation
Baton Rouge Rehab, Inc.
CMS Jonesboro Rehabilitation, Inc.
Continental Medical of Arizona, Inc.
Continental Medical Systems, Inc.
Continental Rehabilitation Hospital of Arizona, Inc.
HEALTHSOUTH LTAC of Sarasota, Inc.
HEALTHSOUTH Medical Center, Inc.
HEALTHSOUTH of Altoona, Inc.
HEALTHSOUTH of Austin, Inc.
HEALTHSOUTH of Dothan, Inc.
HEALTHSOUTH of Henderson, Inc.
HEALTHSOUTH of Houston, Inc.
HEALTHSOUTH of Mechanicsburg, Inc.
HEALTHSOUTH of Midland, Inc.
HEALTHSOUTH of Montgomery, Inc.
HEALTHSOUTH of New Mexico, Inc.
HEALTHSOUTH of Nittany Valley, Inc.
HEALTHSOUTH of San Antonio, Inc.
HEALTHSOUTH of Sewickley, Inc.
HEALTHSOUTH of South Carolina, Inc.
HEALTHSOUTH of Spring Hill, Inc.
HEALTHSOUTH of Texarkana, Inc.
HEALTHSOUTH of Texas, Inc.
HEALTHSOUTH of Treasure Coast, Inc.
HEALTHSOUTH of Utah, Inc.
HEALTHSOUTH of Yuma, Inc.
HEALTHSOUTH Rehabilitation Center, Inc.
HEALTHSOUTH Rehabilitation Hospital of Manati, Inc.
HEALTHSOUTH Rehabilitation Hospital of Northern Virginia, Inc.
HEALTHSOUTH Rehabilitation Hospital of Odessa, Inc.
HEALTHSOUTH Specialty Hospital, Inc.
HEALTHSOUTH Sub-Acute Center of Mechanicsburg, Inc.
Lakeshore System Services of Florida, Inc.
Rehab Concepts Corp.

Rehabilitation Hospital of Colorado Springs, Inc.
Rehabilitation Hospital of Fredericksburg, Inc.

[Signature Page to Supplemental Indenture for 2014 Notes]

Exhibit 4.8

Rehabilitation Hospital of Nevada - Las Vegas, Inc.
Rehabilitation Hospital of Petersburg, Inc.
Rehabilitation Hospital of Plano, Inc.
SCA-Dalton, Inc.
Sherwood Rehabilitation Hospital, Inc.
Southeast Texas Rehabilitation Hospital, Inc.
Tarrant County Rehabilitation Hospital, Inc.
Terre Haute Rehabilitation Hospital, Inc.
Tyler Rehabilitation Hospital, Inc.
Western Neuro Care, Inc.

By:  /s/ John P. Whittington

Name:  John P. Whittington
Title:    Authorized Signatory

Beaumont Rehab Associates Limited Partnership
By: Southeast Texas Rehabilitation Hospital, Inc.
Its:  General Partner

Collin County Rehab Associates Limited Partnership
By: Rehabilitation Hospital of Plano, Inc.
Its:  General Partner

HEALTHSOUTH of Ft. Lauderdale Limited Partnership
By:  HealthSouth Real Property Holding Corporation
Its:  General Partner

Lakeview Rehabilitation Group Partners
By:  Continental Medical of Kentucky, Inc.
Its:  General Partner

Rehabilitation Hospital of Nevada - Las Vegas, L.P.
By:  Rehabilitation Hospital of Nevada – Las Vegas, Inc.
Its:  General Partner

Southern Arizona Regional Rehabilitation Hospital, L.P.
By:  Continental Rehabilitation Hospital of Arizona, Inc.
Its:  General Partner

Terre Haute Regional Rehabilitation Hospital, L.P.
By:  Terre Haute Rehabilitation Hospital, Inc.
Its:  General Partner

[Signature Page to Supplemental Indenture for 2014 Notes]

Exhibit 4.8

Western Medical Rehab Associates, L.P.
By:  CMS Development & Management and Western Neuro Care, Inc.
Its:  General Partner

By:  /s/ John P. Whittington

Name:  John P. Whittington
Title:    Authorized Signatory

HEALTHSOUTH Bakersfield Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Meridian Point Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Northern Kentucky Rehabilitation Hospital Limited Partnership
HEALTHSOUTH Rehabilitation Hospital of Arlington Limited Partnership
HEALTHSOUTH Valley of the Sun Rehabilitation Hospital Limited Partnership
By:  HealthSouth Properties, LLC, their General Partner

By:  /s/ John P. Whittington

Name:  John P. Whittington
Title:    Authorized Signatory

HEALTHSOUTH of Largo Limited Partnership
HEALTHSOUTH of Sarasota Limited Partnership
HEALTHSOUTH of Tallahassee Limited Partnership
By:  HealthSouth Real Property Holding, LLC, its General Partner

By:  /s/ John P. Whittington

Name:  John P. Whittington
Title:    Authorized Signatory

HEALTHSOUTH Rehabilitation Center of New Hampshire, Ltd.
By:  HealthSouth Corporation
Its:  General Partner

By:  /s/ John P. Whittington

Name:  John P. Whittington
Title:    Executive Vice President, General Counsel and Corporate Secretary

[Signature Page to Supplemental Indenture for 2014 Notes]

Exhibit 4.8

Advantage Health, LLC
HEALTHSOUTH Aviation, LLC
HEALTHSOUTH Mesa Rehabilitation Hospital, LLC
HEALTHSOUTH of Charleston, LLC
HEALTHSOUTH of East Tennessee, LLC
HEALTHSOUTH of Erie, LLC
HEALTHSOUTH of Fort Smith, LLC
HEALTHSOUTH of Pittsburgh, LLC
HEALTHSOUTH of Reading, LLC
HEALTHSOUTH of Toms River, LLC
HEALTHSOUTH of York, LLC
HEALTHSOUTH Properties, LLC
HEALTHSOUTH Real Property Holding, LLC
HEALTHSOUTH Rehabilitation Hospital of South Jersey, LLC
HEALTHSOUTH Rehabilitation Institute of Tucson, LLC
HEALTHSOUTH Specialty Hospital of North Louisiana, LLC
New England Rehabilitation Management Co., LLC
Rebound, LLC
Rehabilitation Hospital Corporation of America, LLC
Rehabilitation Institute of Western Massachusetts, LLC
Sarasota LTAC Properties, LLC

By:  /s/ John P. Whittington

Name:  John P. Whittington
Title:   Authorized Signatory

THE BANK OF NOVA SCOTIA TRUST COMPANY OF NEW YORK, as Trustee

By:  /s/ John F. Neylan
Name:  John F. Neylan
Title:    Trust Officer

[Signature Page to Supplemental Indenture for 2014 Notes]